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                                                                    EXHIBIT 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-19959) of Kevco, Inc. of our report dated February 18, 1997, relating to the consolidated financial statements of Shelter Components Corporation as of and for the years ended December 31, 1996 and 1995, which appears in the Current Report on Form 8-K of Kevco, Inc. dated December 16, 1997.

/s/ Price Waterhouse LLP

Indianapolis, Indiana
December 15, 1997